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                                                                     EXHIBIT 5.1

May 22, 1996


Optical Sensors Incorporated
7615 Golden Triangle Drive
Suite A
Eden Prairie, Minnesota 55344

RE:  REGISTRATION STATEMENT ON FORM S-8
     1989 OMNIBUS STOCK OPTION PLAN
     1993 STOCK OPTION PLAN

Ladies and Gentlemen:

We have acted as counsel to Optical Sensors Incorporated, a Delaware corporation (the "Company"), in connection with the registration by the Company of 994,724 shares of its Common Stock, $.01 par value (the "Shares"), pursuant to the Company's Registration Statement on Form S-8 for the Company's 1989 Omnibus Stock Option Plan and 1993 Stock Option Plan (collectively, the "Option Plans"), to be filed with the Securities and Exchange Commission on May 23, 1996 (the "Registration Statement").

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that:

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Optical Sensors Incorporated
May 22, 1996
Page 2


1. The Company has the corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

2. The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the Option Plans referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.

We express no opinion with respect to laws other than the Delaware General Corporation Law, the laws of the State of Minnesota and the federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to its use as part of the Registration Statement.

We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement as described above. It is not to be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

OPPENHEIMER WOLFF & DONNELLY